Exhibit 5.4

Our ref	DIC/RBG001.0232
Your ref	-

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc 36 St Andrew Square Edinburgh EH2 2YB
28 September 2012

Dear Sirs

We have acted as solicitors in Scotland for The Royal Bank of Scotland Group plc (the Company) and The Royal Bank of Scotland plc (the Bank) in connection with the registration under the US Securities Act of 1933, as amended (the Securities Act), of Capital Securities of the Company (the Capital Securities), Senior Debt Securities of the Company and the Bank (the Senior Debt Securities), Subordinated Debt Securities of the Company and the Bank (the Subordinated Debt Securities) and Category II Non-cumulative Dollar Preference Shares of $0.01 each in the Company (the Dollar Preference Shares) pursuant to a registration statement on Form F-3 (the Registration Statement) filed under the Securities Act with the Securities and Exchange Commission on 28 September 2012.  The Senior Debt Securities of the Bank and the Subordinated Debt Securities of the Bank are guaranteed by the Company, as Guarantor (collectively, the Guarantees).

The Capital Securities are to be issued under and pursuant to a Capital Securities Indenture (the Capital Securities Indenture) which is to be entered into between the Company and The Bank of New York Mellon, as Trustee (the Trustee).

The Senior Debt Securities of the Company are to be issued under and pursuant to an amended and restated Senior Debt Securities Indenture, dated as of 13 September 2011, between the Company and the Trustee, and the Senior Debt Securities of the Bank are to be issued under and pursuant to an amended and restated Senior Debt Securities Indenture, dated as of 13 August 2010, which has been entered into between the Bank as issuer, the Company as guarantor and the Trustee.

The Subordinated Debt Securities of the Company are to be issued under and pursuant to a Subordinated Debt Securities Indenture which is to be entered into between the Company and the Trustee (the Company Subordinated Debt Securities Indenture), and the Subordinated Debt Securities of the Bank are to be issued under and pursuant to a Subordinated Debt Securities Indenture which is to be entered into between the Bank as issuer, the Company as guarantor and the Trustee (the Bank Subordinated Debt Securities Indenture and, together with the Company Subordinated Debt Securities Indenture, the Subordinated Debt Securities Indentures (each a Subordinated Debt Securities Indenture and, together with the Capital Securities Indenture, collectively the Capital and Subordinated Debt Securities Indentures)).

The form of each of the Capital and Subordinated Debt Securities Indentures is filed as an Exhibit to the Registration Statement.  In this opinion, the subordination provisions means (i) in relation to the Capital Securities, Section 12.01, and the statement contained in Section 2.01, of the Capital Securities Indenture, (ii) in relation to the Subordinated Debt Securities of the Company or the Bank, Section 12.01, and the statement contained in Section 2.01, of the applicable Subordinated Debt Securities Indenture, and (iii) in relation to the Guarantees, Section 13.03 of the Bank Subordinated Debt Securities Indenture.

We have examined the Registration Statement, the prospectus included therein, and resolutions adopted by the shareholders of the Company in general meeting on 19 April 2011 and the Boards of Directors of the Company and the Bank on 26 September 2012.  In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.

Based upon the foregoing, we are of the opinion that, so far as the law of Scotland at the date hereof is concerned:

(a)	the Company and the Bank are duly incorporated and not in liquidation under the laws of Scotland;

(b)
the Dollar Preference Shares, when issued by the Company, will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith (including the determining of the terms of issue of the Dollar Preference Shares in accordance with the Articles of Association of the Company), and assuming the issue price of the shares is not less than the nominal value thereof and is fully paid on issue, be duly authorised and validly issued and fully paid and will not be subject to further call or contribution under the laws of Scotland;

(c)
the subordination provisions in relation to the Capital Securities would be effective to ensure that in a liquidation of the Company in accordance with Scottish insolvency rules the holders of the Capital Securities would not receive any amounts (whether by means of any claim in the liquidation, the operation of any set-off (by virtue of the operation of Section 5.03 of the Capital Securities Indenture) or otherwise) in respect of the Capital Securities until all Senior Creditors (as defined in the Capital Securities Indenture) of the Company had been paid in full;

(d)
the subordination provisions in relation to the Subordinated Debt Securities of the Company or the Bank would be effective to ensure that, in a liquidation of the Company or the Bank (as the case may be) in accordance with Scottish insolvency rules, the holders of the Subordinated Debt Securities would not receive any amounts (whether by means of any claim in the liquidation, the operation of any set-off (by virtue of the operation of Section 5.03 of the applicable Subordinated Debt Securities Indenture) or otherwise) in respect of the Subordinated Debt Securities until all Senior Creditors (as defined in the applicable Subordinated Securities Indenture) of the Company or the Bank (as the case may be) had been paid in full;

(e)
the subordination provisions in relation to the Guarantees would be effective to ensure that, in a liquidation of the Company in accordance with Scottish insolvency rules, the holders of Subordinated Debt Securities of the Bank would not receive any amounts (whether by means of any claim in the liquidation, the operation of any set-off (by virtue of the operation of Section 5.03 of the Bank Subordinated Debt Securities Indenture) or otherwise) in respect of the Guarantee endorsed on those Subordinated Debt Securities until all Guarantor Senior Creditors (as defined in the Bank Subordinated Securities Indenture) had been paid in full; and

(f)	the choice of the laws of Scotland to govern the subordination provisions would be recognised and upheld by the Scottish courts.

This opinion is limited to the laws of Scotland as applied by the Scottish courts, which is stated to be the law governing the subordination provisions, and is given on the basis that the subordination provisions will be governed by and construed in accordance with Scottish law.  We have made no investigation of the laws of any jurisdiction other than Scotland, and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the laws of the United States of America, and our opinion is subject to such laws including the matters stated in the opinion of Davis Polk & Wardwell London LLP.  Our opinion in paragraphs (c), (d) and (e) above is also subject to the provisions of the Banking Act 2009 and any secondary legislation, instruments or orders made, or which may be made, under it.

In providing this opinion we have assumed that each of the Capital and Subordinated Debt Securities Indentures will be entered into in substantially the form filed as an Exhibit to the Registration Statement, will be duly authorised, executed and delivered by each of the parties thereto under all applicable laws, and will constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws (other than, in the case of the Company and the Bank, in respect of the subordination provisions, the laws of Scotland).

This opinion is addressed to you solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or relied upon by any person.  We hereby consent (i) to the use of our name in the prospectuses forming a part of the Registration Statement in the forms and contexts in which it appears, (ii) to the filing of this opinion as an exhibit to the Registration Statement and (iii) to the incorporation of this opinion and consent in a registration statement filed pursuant to Rule 462(b) of the Securities Act.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ Donald I. Cumming

partner, for and on behalf of Dundas & Wilson CS LLP